                                                                     EXHIBIT 4.5

                  THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR
(E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                                            CUSIP/CINS 795757AC7
                   12 1/4% SENIOR SUBORDINATED NOTES DUE 2008


No. A-1                                                       $

                                  SALTON, INC.



              promises to pay to Cede & Co. or registered assigns,

     the principal sum of

Dollars on April 15, 2008.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

                                       SALTON, INC.


                                       BY:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       BY:
                                          --------------------------------------
                                          Name:
                                          Title:

This is one of the Global Notes referred to in the within-mentioned Indenture:


WELLS FARGO BANK MINNESOTA, N.A.,
as Trustee

By:                               Dated: April 23, 2001
   --------------------------
Name:
Title:

                   12 1/4% Senior Subordinated Notes due 2008

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

INTEREST. Salton, Inc. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at 12 1/4% per annum from April 23, 2001 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture (as herein defined) with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company at least ten business days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank Minnesota, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, any of its Subsidiaries or any Guarantor may act in any such capacity.

INDENTURE. The Company issued the Notes under an Indenture dated as of April 23, 2001, as amended or supplemented from time to time ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $300.0 million in aggregate principal amount.

                  The payment of principal of, and premium, if any, and interest on, and other Obligations evidenced by, the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all present and future Senior Debt (as defined in the Indenture) of the Company. Each Holder of this Note, by accepting the same, (i) agrees to such provisions, (ii) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (iii) appoints the Trustee to act as attorney-in-fact for any and all such purposes.

OPTIONAL REDEMPTION.

EXCEPT AS SET FORTH IN SUBPARAGRAPH (b) OF THIS PARAGRAPH 5, THE NOTES WILL NOT BE REDEEMABLE AT THE COMPANY' OPTION PRIOR TO APRIL 15, 2005. THEREAFTER, THE NOTES WILL BE SUBJECT TO REDEMPTION AT ANY TIME AT THE OPTION OF THE COMPANY, IN WHOLE OR IN PART, UPON NOT LESS THAN 30 NOR MORE THAN 60 DAYS' NOTICE, AT THE REDEMPTION PRICES (EXPRESSED AS PERCENTAGES OF PRINCIPAL AMOUNT) SET FORTH BELOW PLUS ACCRUED AND UNPAID INTEREST AND LIQUIDATED DAMAGES THEREON TO THE APPLICABLE REDEMPTION DATE, IF REDEEMED DURING THE TWELVE-MONTH PERIOD BEGINNING ON APRIL 15 OF THE YEARS INDICATED BELOW:

YEAR                                                            REDEMPTION PRICE
----                                                            ----------------
2005...................................................             106.125%
2006...................................................             103.063%
2007 and thereafter....................................             100.000%


NOTWITHSTANDING THE PROVISIONS OF SUBPARAGRAPH (a) OF THIS PARAGRAPH 5, AT ANY TIME PRIOR TO APRIL 15, 2004, THE COMPANY MAY ON ANY ONE OR MORE OCCASIONS REDEEM UP TO 35% OF THE AGGREGATE PRINCIPAL AMOUNT OF NOTES ORIGINALLY ISSUED UNDER THE INDENTURE AT A REDEMPTION PRICE OF 112.25% OF THE PRINCIPAL AMOUNT THEREOF, PLUS ACCRUED AND UNPAID INTEREST AND LIQUIDATED DAMAGES THEREON, IF ANY, TO THE REDEMPTION DATE, WITH THE NET CASH PROCEEDS OF ANY PUBLIC EQUITY OFFERING OF COMMON STOCK OF THE COMPANY; PROVIDED THAT AT LEAST 65% OF THE AGGREGATE PRINCIPAL AMOUNT OF NOTES ORIGINALLY ISSUED ON THE DATE OF THE INDENTURE REMAIN OUTSTANDING IMMEDIATELY AFTER EACH OCCURRENCE OF SUCH REDEMPTION; AND PROVIDED FURTHER THAT EACH SUCH REDEMPTION SHALL OCCUR WITHIN 60 DAYS OF THE DATE OF THE CLOSING OF SUCH PUBLIC EQUITY OFFERING.

MANDATORY REDEMPTION.

                  Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT OPTION OF HOLDER.

UPON THE OCCURRENCE OF A CHANGE OF CONTROL, THE COMPANY SHALL BE REQUIRED TO MAKE AN OFFER (A "CHANGE OF CONTROL OFFER") TO REPURCHASE ALL OR ANY PART (EQUAL TO $1,000 OR AN INTEGRAL MULTIPLE THEREOF) OF EACH HOLDER'S NOTES AT AN OFFER PRICE IN CASH EQUAL TO 101% OF THE AGGREGATE PRINCIPAL AMOUNT THEREOF PLUS ACCRUED AND UNPAID INTEREST AND LIQUIDATED DAMAGES

THEREON, IF ANY, TO THE DATE OF PURCHASE (THE "CHANGE OF CONTROL PAYMENT"). WITHIN 10 DAYS FOLLOWING ANY CHANGE OF CONTROL, THE COMPANY WILL MAIL A NOTICE TO EACH HOLDER DESCRIBING THE TRANSACTION OR TRANSACTIONS THAT CONSTITUTE THE CHANGE OF CONTROL AND OFFERING TO REPURCHASE NOTES ON THE DATE SPECIFIED IN SUCH NOTICE (THE "CHANGE OF CONTROL PAYMENT DATE"), WHICH DATE SHALL BE NO EARLIER THAN 30 DAYS AND NO LATER THAN 60 DAYS FROM THE DATE SUCH NOTICE IS MAILED, PURSUANT TO THE PROCEDURES REQUIRED BY THE INDENTURE AND DESCRIBED IN SUCH NOTICE.

IF THE COMPANY OR A RESTRICTED SUBSIDIARY CONSUMMATES ANY ASSET SALE FOR WHICH THE AGGREGATE AMOUNT OF EXCESS PROCEEDS EXCEEDS $5.0 MILLION, THE COMPANY SHALL BE REQUIRED TO COMMENCE AN OFFER (AN "ASSET SALE OFFER") TO ALL HOLDERS OF NOTES AND TO ALL HOLDERS OF PARI PASSU NOTES PURSUANT TO SECTION 4.10 OF THE INDENTURE TO PURCHASE THE MAXIMUM PRINCIPAL AMOUNT OF NOTES AND PARI PASSU NOTES THAT MAY BE PURCHASED OUT OF THE EXCESS PROCEEDS AT AN OFFER PRICE IN CASH IN AN AMOUNT EQUAL TO 100% OF THE PRINCIPAL AMOUNT THEREOF PLUS ACCRUED AND UNPAID INTEREST AND LIQUIDATED DAMAGES THEREON, IF ANY, TO THE DATE OF PURCHASE, IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE INDENTURE AND THE AGREEMENTS GOVERNING THE PARI PASSU NOTES, AS APPLICABLE. TO THE EXTENT THAT ANY EXCESS PROCEEDS REMAIN AFTER CONSUMMATION OF AN ASSET SALE OFFER, THE COMPANY MAY USE SUCH EXCESS PROCEEDS FOR ANY PURPOSE NOT OTHERWISE PROHIBITED BY THE INDENTURE. IF THE AGGREGATE PRINCIPAL AMOUNT OF NOTES AND PARI PASSU NOTES TENDERED IN SUCH ASSET SALE OFFER SURRENDERED BY HOLDERS THEREOF EXCEEDS THE AMOUNT OF EXCESS PROCEEDS, THE TRUSTEE SHALL SELECT THE NOTES AND PARI PASSU NOTES TO BE PURCHASED PRO RATA BASED ON THE AGGREGATE PRINCIPAL AMOUNT OF TENDERED NOTES AND PARI PASSU NOTES. HOLDERS OF NOTES THAT ARE THE SUBJECT OF AN OFFER TO PURCHASE WILL RECEIVE AN ASSET SALE OFFER FROM THE COMPANY PRIOR TO ANY RELATED PURCHASE DATE AND MAY ELECT TO HAVE SUCH NOTES PURCHASED BY COMPLETING THE FORM ENTITLED "OPTION OF HOLDER TO ELECT PURCHASE" ON THE REVERSE OF THE NOTES.

NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to add additional guarantees with respect to the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

DEFAULTS AND REMEDIES. An "Event of Default" occurs if: (i) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article X of the Indenture; (ii) the Company defaults in the payment when due of principal of or premium, if any, on the Notes, whether or not such payment is prohibited by the provisions of Article X of the Indenture; (iii) the Company or any of its Restricted Subsidiaries fail to comply with any of the provisions of Section 5.1 of the Indenture; (iv) the Company or any of its Restricted Subsidiaries fail for 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions of Sections 3.9, 4.7, 4.9, 4.10 or 4.15 of the Indenture; (v) the Company or any of its Restricted Subsidiaries fail to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (vi) the Company or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $2.5 million or more; (vii) the Company or any of its Restricted Subsidiaries fail to pay final judgments aggregating in excess of $2.5 million (excluding amounts covered by insurance) which judgments are not paid, discharged or stayed for a period of 60 days;
(viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; or (ix) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary, all outstanding Notes shall be due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may in writing direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 15, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to April 15, 2005, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the

Registration Rights Agreement dated as of April 23, 2001, among the Company, the Guarantors, Lehman Brothers Inc. and First Union Securities, Inc. (the "Registration Rights Agreement").

CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

GUARANTEES. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Salton, Inc.
                  550 Business Center Drive
                  Mt. Prospect, Illinois 60056
                  Attention: Chief Financial Officer

COUNTERPARTS. This Note may be executed by one or more of the parties to this Note on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
     -------------
                             Your signature:
                                            ------------------------------------
                             (Sign exactly as your name appears on the face of this Note)

                             Tax Identification No.:
                                                    ----------------------------


                             SIGNATURE GUARANTEE:

                             ------------------------------

                             Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

                  [ ] Section 4.10  [ ] Section 4.15

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Date:
     -------------------

                             Your signature:
                                            ------------------------------------
                             (Sign exactly as your name appears on the face of this Note)

                             Tax Identification No.:
                                                    ----------------------------

                             SIGNATURE GUARANTEE:

                             ------------------------------

                             Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                               Amount of                                 Principal Amount
                              decrease in        Amount of increase     of this Global Note       Signature of
                               Principal            in Principal          following such       authorized officer
                                Amount             Amount of this          decrease (or        of Trustee or Note
Date of Exchange          of this Global Note        Global Note             increase)              Custodian
----------------          -------------------    ------------------     -------------------    ------------------


